Exhibit 99.1

Feb. 18, 2015	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Announces Fourth-quarter
and Full-year 2014 Financial Results

Affirms 2015 Financial Guidance

TULSA, Okla. - Feb. 18, 2015 - ONE Gas, Inc. (NYSE: OGS) today announced financial results for its fourth quarter and full year 2014 and affirmed its 2015 financial guidance.

Highlights include:

•	Fourth-quarter 2014 net income was $36.6 million, or $0.69 per diluted share, compared with $30.3 million, or $0.58 per diluted share, in the fourth quarter 2013;

•	Full-year 2014 net income was $109.8 million, or $2.07 per diluted share, compared with $99.2 million, or $1.90 per diluted share, in 2013;

•
Increasing its quarterly dividend 7 percent to 30 cents per share, or $1.20 per share on an annualized basis, payable on Mar. 2, 2015, to shareholders of record at the close of business on Feb. 20, 2015; and

•	Full-year 2014 capital expenditures were $297.1 million, compared with $292.1 million in 2013.

“We are pleased with our first full-year financial results following our successful transition into an independent company. Investments in our system led to new rates primarily in Oklahoma and Texas, generating strong results for 2014,” said Pierce H. Norton II, ONE Gas president and chief executive officer.

“As we begin our second year as a stand-alone company, we are confident in our business strategy which is focused on investing in our system and serving our customers,” said Norton. “I’m very proud of and want to acknowledge our 3,300 employees, who are committed every day to providing safe and reliable service to more than 2 million customers across our three states. They have worked diligently throughout the year to make us successful while maintaining the high service standards our customers expect from us.”

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Guidance

Feb. 18, 2015

FOURTH-QUARTER 2014 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $70.0 million in the fourth quarter 2014, compared with $65.0 million in the fourth quarter 2013.

Net margin was relatively unchanged compared with fourth quarter 2013, reflecting:

•	A $3.3 million increase from new rates primarily in Oklahoma;

•	A $1.3 million increase attributed to residential customer growth;

•	A $1.1 million increase in compressed natural gas (CNG) revenue;

•	A $0.8 million increase from higher volumes due primarily to weather-sensitive transportation customers;

•
A $3.6 million decrease in rider and surcharge recoveries due to a lower ad-valorem surcharge in Kansas and the expiration of the take-or-pay rider in Oklahoma, both of which were offset by lower amortization expense; and

•	A $2.7 million decrease due primarily to warmer weather in all three states compared with colder-than-normal weather in the fourth quarter 2013, net of weather normalization.

Fourth-quarter 2014 operating costs were $122.5 million, compared with $114.1 million in the fourth quarter 2013, which primarily reflects:

•	A $4.7 million increase in employee-related expenses resulting from higher labor and compensation costs;

•	A $3.7 million increase in insurance, information technology and rent expenses;

•	A $3.3 million increase in outside service expenses related primarily to pipeline maintenance activities and costs associated with the separation from ONEOK (NYSE: OKE);

•	A $0.8 million increase in bad debt expense; and

•	A $2.2 million decrease in benefit expenses related primarily to lower pension and other post-retirement benefit costs resulting from an annual change in the estimated discount rate.

Fourth-quarter 2014 depreciation and amortization was $31.7 million, compared with $44.6 million in the fourth quarter 2013. This decrease was due primarily to the settlement agreement approved by the Kansas Corporation Commission (KCC) authorizing the separation of Kansas Gas Service assets to ONE Gas from ONEOK, whereby Kansas Gas Service agreed to expense a $10.2 million regulatory asset in the fourth quarter 2013 related to a transaction cost recovery; lower rider and surcharge recoveries from lower ad-valorem taxes in Kansas; and the expiration of the take-or-pay rider in Oklahoma. These decreases were offset partially by higher depreciation expense from capital expenditures.

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

Key Statistics: More detailed information is listed on page 13 in the tables.

•	Actual heating degree days across the company’s service areas were 3,875 in the fourth quarter 2014, 2 percent warmer than normal and 14 percent warmer than the same period last year;

•	Actual heating degree days in the Oklahoma service area were 1,339 in the fourth quarter 2014, 3 percent colder than normal and 14 percent warmer than the same period last year;

•	Actual heating degree days in the Kansas service area were 1,848 in the fourth quarter 2014, 2 percent warmer than normal and 11 percent warmer than the same period last year;

•	Actual heating degree days in the Texas service area were 688 in the fourth quarter 2014, 8 percent warmer than normal and 19 percent warmer than the same period last year;

•	Residential natural gas sales volumes were 40.5 billion cubic feet (Bcf) in the fourth quarter 2014, down 7 percent compared with the same period last year;

•	Total natural gas sales volumes were 53.1 Bcf in the fourth quarter 2014, down 7 percent compared with the same period last year;

•	Natural gas transportation volumes were 54.5 Bcf in the fourth quarter 2014, relatively unchanged compared with the same period last year; and

•	Total natural gas volumes delivered were 107.6 Bcf in the fourth quarter 2014, down 3 percent compared with the same period last year.

FULL-YEAR 2014 FINANCIAL PERFORMANCE

Full-year 2014 operating income was $225.3 million, compared with $220.3 million in 2013.

Net margin increased $14.0 million compared with last year, which primarily reflects:

•	A $16.8 million increase from new rates primarily in Texas and Oklahoma;

•	A $5.6 million increase attributed to residential customer growth;

•	A $4.7 million increase from higher volumes due primarily to weather-sensitive transportation customers;

•	A $2.8 million increase in CNG revenue and higher line extension revenue from commercial and industrial customers in Oklahoma;

•
A $12.8 million decrease in rider and surcharge recoveries due to a lower ad-valorem surcharge in Kansas and the expiration of the take-or-pay rider in Oklahoma, both of which were offset by lower amortization expense; and

•	A $3.7 million decrease due primarily to warmer weather in all three states, compared with colder-than-normal weather in 2013, net of weather normalization.

2014 operating costs were $476.0 million, compared with $447.9 million in 2013, which primarily reflects:

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

•	A $13.0 million increase in outside service expenses related primarily to $6.8 million of costs associated with the separation from ONEOK and $3.7 million in pipeline maintenance activities;

•	A $12.6 million increase in insurance, information technology and rent expenses;

•	An $11.0 million increase in employee-related expenses resulting from higher labor and compensation costs;

•	A $1.7 million increase in bad debt expense; and

•	An $8.0 million decrease in benefit expenses related primarily to lower pension and other post-retirement benefit costs resulting from an annual change in the estimated discount rate.

Full-year 2014 depreciation and amortization was $125.7 million, compared with $144.8 million in 2013. This decrease was due primarily to the settlement agreement approved by the KCC authorizing the separation of Kansas Gas Service assets to ONE Gas from ONEOK, whereby Kansas Gas Service agreed to expense a $10.2 million regulatory asset in the fourth quarter 2013 related to a transaction cost recovery; lower surcharge recoveries from lower ad-valorem taxes in Kansas; and the expiration of the take-or-pay rider in Oklahoma. These decreases were offset partially by higher depreciation expense from capital expenditures.

Full-year 2014 capital expenditures were $297.1 million, compared with $292.1 million for the same period last year, reflecting an increase in information technology hardware and software. More than 60 percent of total capital expenditures were related to system integrity and replacement projects.

Full-year 2014 interest expense was $45.8 million, compared with $61.4 million in 2013. This significant decrease was due to the company’s separation from ONEOK and initial debt offering as a stand-alone company. In January 2014, ONE Gas completed a private placement of senior notes, consisting of $300 million of 2.07 percent senior notes due 2019, $300 million of 3.61 percent senior notes due 2024 and $600 million of 4.658 percent notes due 2044.

The company ended the fourth quarter 2014 with $11.9 million of cash and cash equivalents, $42.0 million of commercial paper outstanding and $1.0 million in letters of credit, leaving $657 million of credit available under its $700 million credit facility. The total debt-to-capitalization ratio at Dec. 31, 2014, was approximately 41 percent.

> View earnings tables

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

REGULATORY ACTIVITY

Kansas

In November 2014, the KCC approved a request from Kansas Gas Service for an increase in base rates of approximately $3.5 million under the Gas System Reliability Surcharge (GSRS) rider, which became effective on December 1, 2014. GSRS is a capital-recovery mechanism that allows for a rate adjustment providing recovery of and a return on incremental safety-related and government-mandated capital investments made between rate cases.

Texas

In February 2015, Texas Gas Service filed requests for interim rate relief under the Gas Reliability Infrastructure Program (GRIP) statute with the City of Austin, Texas, and surrounding communities for approximately $3.7 million. If approved by the cities, new rates will become effective in April 2015. GRIP is a capital-recovery mechanism that allows for an interim rate adjustment providing recovery of and a return on incremental capital investments made between rate cases.

2015 FINANCIAL GUIDANCE AFFIRMED

ONE Gas affirmed its 2015 financial guidance, with net income expected to be in the range of $108 million to $118 million.

Capital expenditures are expected to be approximately $300 million in 2015. More than 70 percent of these expenditures are targeted for system integrity and replacement projects.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Thursday, Feb. 19, 2015, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 877-397-0298, pass code 5960018, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5960018.

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

LINK TO EARNINGS TABLES:

http://www.onegas.com/~/media/OGS/Earnings/2014/OGS_Q4Earnings-0rRe7$w.ashx
---------------------------------------------------------------------------------------------------------------------
ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On Jan. 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol "OGS," and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com. For the latest news about ONE Gas, follow us on Twitter @ONEGasInc.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.
Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.
One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels;

-more-

ONE Gas Announces Fourth-quarter and Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•	our ability to secure reliable, competitively priced and flexible natural gas supply;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all of our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state energy legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards and corporate governance;

•	our ability to attract and retain talented management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the market prices of debt and equity securities and resulting funding requirements for our defined benefit pension plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement;

•	our ability to operate effectively as a separate, publicly traded company; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
###

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

ONE Gas, Inc.
STATEMENTS OF INCOME

	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2014	2013	2014	2013
	(Thousands of dollars, except per share amounts)

Revenues	$514,368	$522,686	$1,818,906	$1,689,952
Cost of natural gas	290,192	299,032	991,949	876,944
Net margin	224,176	223,654	826,957	813,008
Operating expenses
Operations and maintenance	111,532	100,797	420,686	393,072
Depreciation and amortization	31,727	44,640	125,722	144,758
General taxes	10,907	13,203	55,255	54,830
Total operating expenses	154,166	158,640	601,663	592,660
Operating income	70,010	65,014	225,294	220,348
Other income	620	2,256	1,625	6,165
Other expense	(1,120)	(1,700)	(2,949)	(3,680)
Interest expense	(9,956)	(15,664)	(45,842)	(61,366)
Income before income taxes	59,554	49,906	178,128	161,467
Income taxes	(22,947)	(19,588)	(68,338)	(62,272)
Net income	$36,607	$30,318	$109,790	$99,195

Earnings per share
Basic	$0.70	$0.58	$2.10	$1.90
Diluted	$0.69	$0.58	$2.07	$1.90

Average shares (thousands)
Basic	52,398	52,319	52,364	52,319
Diluted	53,241	52,319	52,946	52,319
Dividends declared per share of stock	$0.28	$—	$0.84	$—

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

ONE Gas, Inc.
BALANCE SHEETS

	December 31,	December 31,
(Unaudited)	2014	2013
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$4,850,201	$4,534,074
Accumulated depreciation and amortization	1,556,481	1,489,216
Net property, plant and equipment	3,293,720	3,044,858
Current assets
Cash and cash equivalents	11,943	3,171
Accounts receivable, net	326,749	356,988
Income tax receivable	43,800	—
Natural gas in storage	185,300	166,128
Regulatory assets	50,193	21,657
Other current assets	49,516	54,240
Total current assets	667,501	602,184
Goodwill and other assets
Regulatory assets	478,723	23,822
Goodwill	157,953	157,953
Other assets	51,313	17,658
Total goodwill and other assets	687,989	199,433
Total assets	$4,649,210	$3,846,475

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

ONE Gas, Inc.
BALANCE SHEETS
(Continued)
	December 31,	December 31,
(Unaudited)	2014	2013
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 52,083,859 shares at December 31, 2014; authorized 1,000 shares, issued and outstanding 100 shares at December 31, 2013	$521	$—
Paid-in capital	1,758,796	—
Retained earnings	39,894	—
Accumulated other comprehensive income (loss)	(5,174)	—
Owner’s net investment	—	1,239,023
Total equity	1,794,037	1,239,023
Long-term debt, excluding current maturities	1,201,311	1,318
Long-term line of credit with ONEOK	—	1,027,631
Total equity and long-term debt	2,995,348	2,267,972
Current liabilities
Current maturities of long-term debt	6	6
Notes payable	42,000	—
Short-term note payable to ONEOK	—	444,960
Affiliate payable	—	22,403
Accounts payable	159,064	169,500
Accrued taxes other than income	44,742	32,426
Accrued liabilities	26,019	4,791
Customer deposits	60,003	57,360
Regulatory liabilities	32,467	17,796
Other current liabilities	28,132	19,835
Total current liabilities	392,433	769,077
Deferred credits and other liabilities
Deferred income taxes	894,585	743,452
Employee benefit obligations	287,779	—
Other deferred credits	79,065	65,974
Total deferred credits and other liabilities	1,261,429	809,426
Commitments and contingencies
Total liabilities and equity	$4,649,210	$3,846,475

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

ONE Gas, Inc.
STATEMENTS OF CASH FLOWS
	Years Ended December 31,
(Unaudited)	2014	2013

Operating activities
Net income	$109,790	$99,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,722	144,758
Deferred income taxes	49,935	62,205
Share-based compensation expense	7,613	—
Provision for doubtful accounts	7,195	5,460
Changes in assets and liabilities:
Accounts receivable	23,044	(102,142)
Income tax receivable	(43,800)	—
Natural gas in storage	(19,172)	(63,139)
Asset removal costs	(47,125)	(46,567)
Affiliate payable	—	(8,140)
Accounts payable	(6,881)	37,241
Accrued taxes other than income	12,316	2,449
Accrued liabilities	21,228	(5,443)
Customer deposits	2,643	(727)
Regulatory assets and liabilities	30,067	29,436
Employee benefit obligation	(10,102)	—
Other assets and liabilities	(15,810)	(378)
Cash provided by operating activities	246,663	154,208
Investing activities
Capital expenditures	(297,103)	(292,080)
Proceeds from sale of assets	—	1,327
Cash used in investing activities	(297,103)	(290,753)
Financing activities
Settlement of short-term notes payable to ONEOK, net	—	150,851
Borrowings on notes payable, net	42,000	—
Issuance of debt, net of discounts	1,199,994	—
Long-term debt financing costs	(11,087)	—
Cash payment to ONEOK upon separation	(1,130,000)	—
Issuance of common stock	2,001	—
Dividends paid	(43,696)	—
Repayment of long-term debt	—	(206)
Distributions to ONEOK	—	(14,969)
Cash provided by financing activities	59,212	135,676
Change in cash and cash equivalents	8,772	(869)
Cash and cash equivalents at beginning of period	3,171	4,040
Cash and cash equivalents at end of period	$11,943	$3,171
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$21,066	$—
Cash paid to ONEOK for interest, net of amounts capitalized	$—	$61,366
Cash paid for income taxes	$44,603	$—
Cash paid to ONEOK for income taxes	$—	$67

-more-

ONE Gas Announces Fourth-quarter And Full-year 2014 Financial Results;
Affirms 2015 Financial Guidance

Feb. 18, 2015

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2014	2013	2014	2013
	(Millions of dollars, except as noted)
Financial
Net margin	$224.2	$223.7	$827.0	$813.0
Operating costs	$122.5	$114.1	$476.0	$447.9
Depreciation and amortization	$31.7	$44.6	$125.7	$144.8
Operating income	$70.0	$65.0	$225.3	$220.3
Capital expenditures	$72.5	$85.7	$297.1	$292.1

Net margin on natural gas sales	$186.8	$188.3	$688.2	$681.6
Transportation revenues	$27.4	$26.9	$102.3	$98.7
Net margin, excluding other revenues	$214.2	$215.2	$790.5	$780.3

Volumes (Bcf)
Natural gas sales
Residential	40.5	43.7	125.3	122.9
Commercial and industrial	11.7	12.2	38.6	37.0
Wholesale and public authority	0.9	1.3	2.5	4.4
Total volumes sold	53.1	57.2	166.3	164.2
Transportation	54.5	54.2	213.5	205.9
Total volumes delivered	107.6	111.4	379.8	370.1

Average number of customers (in thousands)
Residential	1,953	1,939	1,955	1,944
Commercial and industrial	155	154	156	155
Wholesale and public authority	3	3	4	3
Transportation	12	12	12	12
Total customers	2,123	2,108	2,127	2,114

Heating Degree Days
Actual degree days	3,875	4,487	10,615	11,036
Normal degree days	3,948	3,967	9,965	9,970
Percent colder (warmer) than normal weather	(1.8)%	13.1%	6.5%	10.7%

Statistics by State
Oklahoma
Average number of customers (in thousands)	853	847	853	847
Actual degree days	1,339	1,564	3,720	3,848
Normal degree days	1,305	1,305	3,317	3,317
Percent colder (warmer) than normal weather	2.6%	19.8%	12.1%	16.0%

Kansas
Average number of customers (in thousands)	631	627	634	633
Actual degree days	1,848	2,075	5,179	5,246
Normal degree days	1,895	1,895	4,860	4,860
Percent colder (warmer) than normal weather	(2.5)%	9.5%	6.6%	7.9%

Texas
Average number of customers (in thousands)	639	634	640	634
Actual degree days	688	848	1,716	1,942
Normal degree days	748	767	1,788	1,793
Percent colder (warmer) than normal weather	(8.0)%	10.6%	(4.0)%	8.3%